UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 16, 2011

Medical Makeover Corporation of America.
(Exact name of registrant as Specified in its charter)

Delaware	000-26703	65-0907798
(State or other jurisdiction)	(Commission file number)	(IRS Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411

(Address of principal executive offices) (Zip Code)

ISSUER'S TELEPHONE NUMBER: (561)228-6148

Item 8.01     In the Registrant’s  10-Q for the period ended September 30, 2010, we reported that the Registrant was a Defendant in a civil action styled Glen v. Medical Makeover Corporation of America, et al, Case Number # 200594178H which was pending in the Circuit Court of the Fifteen Judicial Circuit in and for Palm Beach County, Florida.  On February 16, 2010, the parties entered into a Settlement Agreement whereby, without admitting or denying any of the allegations in the Complaint, the registrant agreed to pay Dr. Glen an undisclosed sum in return for a Release of any and all claims which Dr. Glen could have against the registrant and the other Defendants.  The registrant=s recent 10-Qs have reported that Dr. Glen had been discharged by the Registrant.  The Registrant hereby corrects that statement to clarify the fact that Dr. Glen voluntarily resigned his employment from the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Makeover Corporation of America
(Registrant)

By:	/s/ Jason Smart
Jason Smart, President

Dated: February 24, 2011